Exhibit 4.5

NEITHER THIS WARRANT NOR THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND NEITHER THIS WARRANT NOR SUCH SHARES MAY BE SOLD, ENCUMBERED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENT, AND, IF AN EXEMPTION SHALL BE APPLICABLE, THE HOLDER SHALL HAVE DELIVERED AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

Void after 5:00 p.m. Eastern Standard Time, on June 30, 2014.

                        WARRANT TO PURCHASE COMMON STOCK

                                       OF

                          OVATION PRODUCTS CORPORATION

WARRANT NO. 54-2                                                 170,964  SHARES

      FOR VALUE RECEIVED, Ovation Products Corporation (the "Company"), a Delaware corporation, hereby certifies that WMS Family I, LLC with principal offices at 285 Commandants Way, Chelsea, Massachusetts 02150, or his assigns, is entitled to purchase from the Company, at any time or from time to time, a total of one hundred seventy thousand nine hundred sixty-four (170,964) fully paid and nonassessable shares of the Common Stock, $1.00 par value per share, of the Company for an aggregate purchase price of $854,820 (computed on the basis of $5.00 per share). Hereinafter, (i) said Common Stock, together with any other equity securities which may be issued by the Company with respect thereto or in substitution therefor, is referred to as the "Common Stock"; (ii) the shares of the Common Stock purchasable hereunder are referred to as the "Warrant Shares";
(iii) the aggregate purchase price payable hereunder for the Warrant Shares is referred to as the "Aggregate Warrant Price"; (iv) the price payable hereunder for each of the Warrant Shares is referred to as the "Per Share Warrant Price";
(v) this Warrant, and all warrants hereafter issued in exchange or substitution for this Warrant are referred to as the "Warrant"; and (vi) the holder of this Warrant is referred to as the "Holder". The Per Share Warrant Price is subject to adjustment as hereinafter provided. In the event of any such adjustment, the number of Warrant Shares shall be adjusted by dividing the Aggregate Warrant Price by the Per Share Warrant Price in effect immediately after such adjustment.

      1. EXERCISE OF WARRANT. This Warrant may be exercised, in whole at any time or in part from time to time, commencing on the date hereof, and prior to 5:00 P.M., Eastern Standard Time, on June 30, 2014, the Holder (with the subscription form at the end hereof duly executed) at the address set forth in Subsection 9(a) hereof, together with proper payment of the Aggregate Warrant Price, or the proportionate part thereof if this Warrant is exercised in part. Payment for Warrant Shares shall be made, at the election of the Holder, (i) by set-offs against amounts due to the Holder under any promissory notes issued by the Company (in which event such note(s) shall be delivered to the Company at the time of exercise), or (ii) certified or official bank check payable to the order of the

Company. If this Warrant is exercised in part, this Warrant must be exercised for a minimum of 25 shares of the Common Stock, and the Holder is entitled to receive a new Warrant covering the number of Warrant Shares in respect of which this Warrant has not been exercised and setting forth the proportionate part of the Aggregate Warrant Price applicable to such Warrant Shares. Upon such surrender of this Warrant, the Company will (a) issue a certificate or certificates in the name of the Holder for the largest number of whole shares of the Common Stock to which the Holder shall be entitled and, if this Warrant is exercised in whole, in lieu of any fractional share of the Common Stock to which the Holder shall be entitled, cash equal to the fair value of such fractional share (determined in such reasonable manner as the Board of Directors of the Company shall determine); (b) deliver the proportionate part thereof if this Warrant is exercised in part, pursuant to the provisions of the Warrant and (c) deliver a replacement promissory note representing the unsatisfied portion of any promissory note delivered in payment for the Warrant Shares.

      2. RESERVATION WARRANT SHARES. The Company agrees that, prior to the expiration of this Warrant, the Company will at all times have authorized and in reserve, and will keep available, solely for issuance or delivery upon the exercise of this Warrant, the shares of the Common Stock as from time to time shall be receivable upon the exercise of this Warrant.

      3. ANTI-DILUTION PROVISIONS.

      (a) If, at any time or from time to time after the date of this Warrant, the Company shall distribute to its holders of Common Stock (i) securities, other than shares of the Common Stock, or (ii) property, other than cash, without payment therefor, with respect to the Common Stock, then, and in each such case, the Holder, upon the exercise of this Warrant, shall be entitled to receive the securities and properties which the Holder would hold on the date of such exercise if, on the date of this Warrant, the Holder had been the holder of record of the number of shares of the Common Stock subscribed for upon such exercise and, during the period from the date of this Warrant to and including the date of such exercise, had retained such shares and the securities and properties receivable by the Holder during such period. Notice of each such distribution shall be forthwith mailed to the Holder.

      (b) In case the Company shall hereafter (i) pay a dividend or make a distribution on its capital stock in shares of Common Stock, (ii) subdivide its outstanding shares of Common Stock into a greater number of shares, (iii) combine its outstanding shares of Common
            Stock into a smaller number of shares, or (iv) issue by reclassification of its Common Stock any shares of capital stock of the Company, the Per Share Warrant Price in effect immediately prior to such action shall be adjusted so that if the Holder surrendered this Warrant for exercise immediately thereafter the Holder would be entitled to receive the number of shares of Common Stock or other capital stock of the Company which he would have owned immediately following such action had such Warrant been exercised immediately prior thereto. An adjustment made pursuant to this subsection (b) shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification. If, as a result of an adjustment made pursuant to this subsection (b), the Holder shall become entitled to receive shares of two or more classes of capital stock or shares of Common Stock and other capital stock of the Company, the Board of Directors shall in good faith determine the allocation of the adjusted Per Share Warrant Price between or among shares of such classes of capital stock or shares of Common Stock and other capital stock.

      (c) In the event the Company shall, at any time or from time to time after the date hereof, issue or sell any shares of Common Stock for a consideration per share less than the then Per Share Warrant Price or issue any options or rights to purchase shares of Common Stock of a strike price of less than the Per Share Warrant Price (any such sale herein called a "Change of Shares"), then, and thereafter upon each further Change of Shares, the applicable Per Share Warrant Price in effect immediately prior to such Change of Shares shall be changed to a price equal to the consideration per share received in such Change of Shares (including any applicable fraction of a cent).

      (d)   Upon each adjustment of the Per Share Warrant Price pursuant to this
            Section 3, the total number of shares of Common Stock purchasable upon the exercise of each Warrant shall be such number of shares (calculated to the nearest tenth) purchasable at the applicable Per Share Warrant Price immediately prior to such adjustment multiplied by a fraction, the numerator of which shall be the Per Share Warrant Price in effect immediately prior to such adjustment and the denominator of which shall be the Per Share Warrant Price in effect immediately after such adjustment.

      (e) In case of any consolidation or merger to which the Company is a party other than a merger or consolidation in which the Company is the continuing corporation, or in case of any sale or conveyance to another entity of the property of the Company as an entirety or substantially as an entirety, or in the case of any statutory exchange of securities with another corporation (including any exchange effected in connection with a merger of a third corporation into the Company), the Holder shall have the right thereafter to convert this Warrant into the kind and amount of securities, cash or other property which he would have owned or have been entitled to receive immediately after such consolidation, merger, statutory exchange, sale or conveyance had such Warrant been converted immediately prior to the effective date of such consolidation, merger, statutory exchange, sale or conveyance and in any such case, if necessary, appropriate adjustment shall be made in the application of the provisions set forth in this Section 3 with respect to the rights and interests thereafter of the Holder to the end that the provisions set forth in this Section 3 shall thereafter correspondingly be made applicable, as nearly as may reasonably be, in relation to any shares of stock or other securities or property thereafter deliverable on the exercise and conversion of this Warrant. The above provisions of this subsection (d) shall similarly apply to successive consolidations, mergers, statutory exchanges, sales or conveyances. Notice of any such consolidation, merger, statutory exchange, sale or conveyance and of said provisions so proposed to be made, shall be mailed to the Holder not less than 30 days prior to such event. A sale of all or substantially all of the assets of the Company for a consideration consisting primarily of securities shall be deemed a consolidation or merger for the foregoing purposes.

      (f)   Whenever the Per Share Warrant Price is adjusted as provided in this
            Section 3 and upon any modification of the rights of the Holder in accordance with this Section 3, the Company shall promptly prepare a certificate of an officer of the Company, setting forth the Per Share Warrant Price and the number of Warrant Shares after such adjustment or modification, a brief statement of the facts requiring such adjustment or modification and the manner of computing the same and cause a copy of such certificate to be mailed to the Holder.

      (g) If the Board of Directors of the Company shall (i) declare any dividend or other distribution in cash with respect to the Common Stock, (ii) offer to holders of shares of Common Stock any additional shares of Common Stock, any securities convertible into or exercisable for shares of Common Stock, or any rights to subscribe thereto; or (iii) propose a dissolution, winding up or liquidation of the Company, the Company shall mail notice thereof to the Holder not less than 15 days prior to the record date fixed for determining shareholders entitled to participate in such dividend or other distribution.

      (h) If at any time or from time to time the Company shall take any action affecting its Common Stock or any other capital stock of the Company, not otherwise described in any of the foregoing subsections of this Section 3, then, if the failure to make any adjustment would in the reasonable opinion of the Board of Directors of the Company have a materially adverse effect upon the rights of the Holder, the number of shares of Common Stock or other stock comprising a Warrant Share, or the Per Share Warrant Price, shall be adjusted in such manner and at such time as the Board of Directors of the Company may in good faith determined to be equitable under the circumstances.

      (i)   Whenever the Per Share Warrant Price is adjusted as provided in this
            Section 3 and upon any modification of the rights of the Holder in accordance with this Section 3, the Company shall promptly cause its Chief Financial Officer to provide a notice to the Holder setting forth the Per Share Warrant Price and the number of Warrant Shares after such adjustment or the effect of such modification, a brief statement of the facts requiring such adjustment or modification and the manner of computing the same.

      4. FULLY PAID STOCK; TAXES. The Company agrees that the shares of stock represented by each and every certificate for Warrant Shares delivered on the exercise of this Warrant shall, at the time of such delivery, be validly issued and outstanding, fully paid and non-assessable, and not subject to preemptive rights, and the Company will take all such actions as may be necessary to assure that the par value or stated value, if any, per share of the Common Stock is at all times equal to or less than the then Per Share Warrant Price. The Company further covenants and agrees that it will pay, when due and payable, any and all Federal and state stamp, original issue or similar taxes that may be payable in respect of the issue of any Warrant Share or certificate therefor.

      5. TRANSFER.

      (a) SECURITIES LAWS. Neither this Warrant nor the Warrant Shares issuable upon the exercise hereof have been registered under the Securities Act of 1933, as amended (the "Securities Act") or under any state securities laws and unless so registered may not be transferred, sold, pledged, hypothecated or otherwise disposed of unless an exemption from such registration is available. In the event Holder desires to transfer this Warrant or any of the Warrant Shares issued, the Holder must give the Company prior written notice of such proposed transfer including the name and address of the proposed transferee. Such transfer may be made only either (i) upon publication by the Securities and Exchange Commission (the "Commission") of a ruling, interpretation, opinion or "no action letter" based upon facts presented to said Commission, or (ii) upon receipt by the

            Company of an opinion of counsel to the Company in either case to the effect that the proposed transfer will not violate the provisions of the Securities Act, the Securities Exchange Act of 1934, as amended, or the rules and regulations promulgated under either such act, or in the case of clause (ii) above, to the effect that the Warrant or Warrant Shares to be sold or transferred has been registered under the Securities Act, as amended, and that there is in effect a current prospectus meeting the requirements of Subsection 10(a) of the Securities Act, which is being or will be delivered to the purchaser or transferee at or prior to the time of delivery of the certificates evidencing the Warrant or Warrant Stock to be sold or transferred.

      (b) CONDITIONS TO TRANSFER. Prior to any such proposed transfer, and as a condition thereto, if such transfer is not made pursuant to an effective registration statement under the Securities Act, the Holder will, if requested by the Company, deliver to the Company (i) an investment covenant signed by the proposed transferee, (ii) an agreement by such transferee to the impression of the restrictive investment legend set forth herein on the certificate or certificates representing the securities acquired by such transferee, (iii) an agreement by such transferee that the Company may place a "stop transfer order" with its transfer agent or registrar, and (iv) an agreement by the transferee to indemnify the Company to the same extent as set forth in the next succeeding paragraph.

      (c) INDEMNITY. The Holder acknowledges that the Holder understands the meaning and legal consequences of this Section 5, and the Holder hereby agrees to indemnify and hold harmless the Company, its representatives and each officer and director thereof from and against any and all loss, damage or liability (including all attorneys, fees and costs incurred in enforcing this indemnity provision) due to or arising out of (a) the inaccuracy of any representation or the breach of any warranty of the Holder contained in, or any other breach of, this Warrant, (b) any transfer of the Warrant or any of the Warrant Shares in violation of the Securities Act, the Securities Exchange Act of 1934, as amended, or the rules and regulations promulgated under either of such acts, (c) any transfer of the Warrant or any of the Warrant Shares not in accordance with this Warrant or (d) any untrue statement or omission to state any material fact in connection with the investment representations or with respect to the facts and representations supplied by the Holder to counsel to the Company upon which its opinion as to a proposed transfer shall have been based,

      (d) TRANSFER. Except as restricted hereby, this Warrant and the Warrant Shares issued may be transferred by the Holder in whole or in part at any time or from time to time. Upon surrender of this Warrant to the Company or at the office of its stock transfer agent, if any, with assignment documentation duly executed and funds sufficient to pay any transfer tax, and upon compliance with the foregoing provisions, the Company shall, without charge, execute and deliver a new Warrant in the name of the assignee named in such instrument of assignment, and this Warrant shall promptly be canceled. Any assignment, transfer, pledge, hypothecation or other disposition of this Warrant attempted contrary to the provisions of this Warrant, or any levy of execution, attachment or other process attempted upon the Warrant, shall be null and void and without effect.

      (e) LEGEND AND STOP TRANSFER ORDERS. Unless the Warrant Shares have been registered under the Securities Act, upon exercise of any part of the Warrant and the issuance of any of the shares of Warrant Shares, the Company shall instruct its transfer agent to enter stop transfer orders with respect to such shares, and all certificates representing Warrant Shares shall bear on the face thereof substantially the following legend, insofar as is consistent with New Hampshire law:

                  "The shares of Common Stock represented by this certificate have not been registered under the Securities Act, as amended, and may not be sold, offered for sale, assigned, transferred or otherwise disposed of unless registered pursuant to the provisions of that Act or an opinion of counsel to the Company is obtained stating that such disposition is in compliance with an available exemption from such registration."

      6. REGISTRATION RIGHTS.

      (a) INCIDENTAL REGISTRATION. If the Company at any time proposes for any reason to register any of its securities under the Securities Act (other than pursuant to a registration statement on Form S-8, S-14 or S-15 or similar or successor form), it shall each such time promptly give written notice to all holders of outstanding Registrable Shares (as defined below) of its intention so to do, and, upon the written request, given within 30 days after receipt of any such notice, of the holder of any such Registrable Shares to register any Registrable Shares (which request shall specify the Registrable Shares intended to be sold or disposed of by such holders and shall state the intended method of disposition of such Registrable Shares by the prospective seller), the Company shall use its best efforts to cause all such Registrable Shares, to be registered under the Securities Act promptly upon receipt of the written request of such holders for such registration, all to the extent requisite to permit the sale or other disposition (in accordance with the intended methods thereof, as aforesaid) by the prospective seller or sellers of the Registrable Shares so registered. In the event that the proposed registration by the Company is, in whole or in part, an underwritten public offering of securities of the Company, any request pursuant to this Section 6 to register Registrable Shares may specify that such shares are to be included in the underwriting (i) on the same terms and conditions as the shares of Common Stock, if any, otherwise being sold through underwriters under such registration, or (ii) on terms and conditions comparable to those normally applicable to offerings of common stock in reasonably similar circumstances in the event that no shares of Common Stock other than Registrable Shares are being sold through underwriters under such registration; PROVIDED, HOWEVER, that (A) if the managing underwriter determines and advises in writing that the inclusion of all Registrable Shares proposed to be included in the underwritten public offering and other issued and outstanding shares of Common Stock proposed to be included therein by persons other than holders of Registrable Shares (the "Other Shares") would interfere with the successful marketing (including pricing) of such securities, then the number of Registrable Shares and Other Shares to be included in such underwritten public offering shall be reduced FIRST, PRO RATA among the holders of Other Shares, and SECOND, if necessary, PRO RATA among the holders of Registrable Shares based upon the number of Registrable Shares and shares of Common Stock requested by the holders thereof to be registered in such underwritten public offering and (B) in each case those shares of Common Stock which are excluded from the underwritten public offering shall be withheld from the market by the holders thereof for a period, not to exceed 180 days, which the managing underwriter reasonably determines as necessary in order to effect the underwritten public offering.

      (b) PREPARATION AND FILING. If and whenever the Company is under an obligation pursuant to the provisions of this Section 6 to use its best efforts to effect the registration of any Registrable Shares, the Company shall, as expeditiously as practicable:

                  (i) prepare and file with the Commission a registration statement with respect to such securities and use its best efforts to cause such registration statement to become and remain effective in accordance with Section 6(b)(ii);

                  (ii) prepare and file with the Commission  such amendments and supplements to
            such registration statements and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for at least nine months and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all Registrable Shares covered by such registration statement;

                  (iii) furnish to each holder of Registrable Shares such number of copies of a summary prospectus or other prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as such seller may reasonably request in order to facilitate the public sale or other disposition of such Registrable Shares;

                  (iv) use its best efforts to register or qualify the Registrable Shares covered by such registration statement under the securities or "blue sky" laws of such jurisdictions as each such seller shall reasonably request (PROVIDED, HOWEVER, that the Company shall not be required to consent to general service or process for all purposes in any jurisdiction where it is not then qualified) and do any and all other acts or things which may be necessary or advisable to enable such seller to consummate the public sale or other disposition in such jurisdiction of such securities;

                  (v) notify each seller of  Registrable  Shares covered by such registration statement, at any time when a prospectus relating thereto covered by such registration statement is required to be delivered under the Securities Act within the appropriate period mentioned in Section 6(c), of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and at the request of such seller, prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; and

                  (vi)  furnish,  at  the  request  of  any  holder  or  holders requesting  registration  of  Registrable  Shares  pursuant  to this
            Section 6, on the date that such Registrable Shares are delivered to the underwriters for sale in connection with a registration described in this Section 6, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (A) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the holder or holders making such request; and (B) a letter dated such date, from the independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the holder or holders making such request.

      (c) MARKET STAND-OFF AGREEMENT. Each holder of Registrable Shares agrees, if requested by the Company and an underwriter of Common Stock or other securities of the Company, not to sell, assign, donate, pledge, encumber, hypothecate, grant an option to, or otherwise transfer or dispose of, whether in privately negotiated or open market transactions, any Common Stock or other securities of the Company held by it during the 180-day period following the effective date of a registration statement filed pursuant to the Public Offering (as defined below), provided that:

            (i) Such agreement shall apply only to the initial Public Offering; and

            (ii) All other holders of Registrable Shares, any other security holders whose securities are included in such registration statement, and all officers, directors and key employees of the Company shall also enter into similar agreements.

            Such agreement shall be in writing in form and substance satisfactory to the Company and such underwriter. The Company may impose stop-transfer instructions with respect to the shares subject to the foregoing restrictions until the end of said 180-day period.

      (d) EXPENSES. In the case of a registration hereof for the account of the Company in which the Company is receiving proceeds from the sale of its equity securities, the Company shall bear all costs and expenses of each such registration, including, but not limited to, printing, legal and accounting fees and expenses, Securities and Exchange Commission and NASD filing fees and "Blue Sky" fees and expenses; provided, however, that the Company shall have no obligation to pay or otherwise bear any portion of the underwriters' commissions or discounts attributable to the Registrable Shares being offered and sold by the holders of Registrable Shares, or the fees and expenses of any counsel for the selling holders of Registrable Shares in connection with the registration of the Registrable Shares.

      (e)   ADDITIONAL COVENANTS CONCERNING SALE OF SHARES.

                  (i)  If  permitted  by  applicable  law  and  regulation,  the
            Company, at the request of the holder of Registrable Shares, shall file such amendments and/or supplements to such registration statement necessary to take such other steps as may be required to maintain such registration statement in effect, and to keep the information therein current, so long as any of the Registrable Shares included therein remain unsold. In connection with any registration statement referred to in this Section 6, the Company shall furnish to the holder of Registrable Shares (or to any broker or other person at its request) a reasonable number of copies of such registration statement, each amendment and supplement thereto and each document included therein, and such number of copies of the then current prospectus included therein as either the holder of Registrable Shares or its brokers may from time to time reasonably request.

                  (ii) In connection with any registration statement referred to in this Section 6 of this Agreement, the holder of Registrable Shares will furnish to the Company such information as the Company may reasonably require from such holder for inclusion in the registration statement (and the prospectus included therein).

                  (iii) The Company's  obligations under this Section 6 shall be conditioned upon each shareholder (including the Holder of Registrable Shares) whose Shares are being registered and any underwriter participating in such public offering executing and delivering to the Company an appropriate agreement, if necessary in the reasonable opinion of counsel to the Company, in form satisfactory to counsel for the Company, that he will comply with all anti-stabilization, manipulation, and similar provisions of
            Section 10 of the Securities Exchange Act of 1934, as amended, and any rules promulgated thereunder and will furnish to the Company information about sales made in such public offering.

      (f) BLUE SKY PROVISIONS. The Company, at its expense, shall cause all of the Registrable Shares included in a registration statement referred to in this Section 6 to be qualified under the laws of such reasonable number of jurisdictions as the holder of Registrable Shares, or the managing underwriter named therein, may designate, and the Company will continue such qualification in effect so long as may be necessary to comply with all applicable laws regulating sales of securities.

      (g) ADVISING THE HOLDER OF REGISTRABLE SHARES. In connection with any registration statement referred to in this Section 6, the Company will promptly advise each holder of Registrable Shares and confirm such advice in writing (i) when the registration statement has become effective, (ii) when any post-effective amendment to the registration statement becomes effective, and (iii) of any request by the SEC for any amendment or supplement to the registration statement or prospectus or for additional information.

            If at any time the SEC should institute or threaten to institute any proceeding for the purposes of issuing, or should issue, a stop order suspending the effectiveness of the registration statement, the Company will promptly notify the holder of Registrable Shares, and will use its best efforts to prevent the issuance of any such stop order or to obtain the withdrawal thereof as soon as possible; and the Company will advise such Holder of Registrable Shares promptly of any order or communication of any public board or body addressed to the Company suspending or threatening to suspend the qualification of any Registrable Shares for sale in any jurisdiction.

      (h)   INDEMNIFICATION.

                  (i) With respect to the registration  rights described in this
            Section 6, the Company hereby agrees to indemnify, hold harmless and defend each holder of Registrable Shares and each person, if any, who is deemed a controlling person of such holder of Registrable Shares within the meaning of the Securities Act, against any and all losses, claims, damages or liabilities (including legal and other expenses incurred in investigating and defending against the same), to which they, or any of them, may become subject under the Securities Act or other statute or common law, arising out of or based upon:

                  (A) any alleged untrue statement of a material fact contained in any registration statement, preliminary prospectus or prospectus included therein, any amendment thereof of supplement thereto; or

                  (B) the alleged omission to state therein a material fact required to be stated
                  therein or necessary to make the statements contained therein not misleading; provided, however, that the indemnity contained in this Subsection (g) shall not apply to any such alleged untrue statement or omission made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Holder of Registrable Shares. The Holder of Registrable Shares agrees that as soon as practicable, but in any event within forty-five (45) days, after the receipt of notice of any claim or action against it in respect of which indemnity may be sought from the Company hereunder, to notify the Company thereof in writing, and the Company shall assume the defense of such claim or action (and the cost thereof) by counsel of its own choosing, who shall be reasonably satisfactory to the Holder of Registrable Shares.

                  (ii) Each selling holder of Registrable  Shares shall agree to indemnify, hold harmless and defend the Company, its directors and officers, and each person, if any, who is deemed a controlling person of the Company with the meaning of the Securities Act, against any and all losses, claims, damages or liabilities, including legal or other expenses incurred in investigating and defending against the same, to which they or any of them may become subject under the Securities Act or other statute or common law, arising out of or based upon:

                  (A) any alleged untrue  statement of a material fact contained in any such registration statement, or prospectus or preliminary prospectus included therein, or any amendment thereof or supplement thereto, or

                  (B) the  alleged  omission  to state  therein a material  fact required to be stated therein or necessary to make the statements contained therein not misleading. The Company, and any other person or entity in respect of which indemnity may be sought from the Holder of Registrable Shares hereunder, agree, that as soon as practicable, but in any event within forty-five (45) days, after receipt of notice of any claim or action against the Company or such other person or entity, to notify the holder of Registrable Shares thereof in writing, and the holder of Registrable Shares shall assume the defense of any such claim or action (and the cost thereof) by counsel of their own choosing, who shall be reasonably satisfactory to the Company.

      (i) DEFINITIONS. For purposes of this Section 6, the following terms shall have the following meanings:

                  (i) "Public Offering" means the consummation of the first fully underwritten, firm commitment public offering pursuant to an effective registration statement under the Securities Act, other than on Forms S-4 or S-8, or their then equivalents, covering the offer and sale by the Company of its Common Stock, resulting in aggregate net proceeds to the Company of at least $2,000,000 (excluding underwriting discounts and commissions).

                  (ii) "Registrable Shares" means (i) the shares of Common Stock issued or issuable upon conversion of this Warrant, and (iii) any other shares of Common Stock of the Company issued in respect of such shares (because of stock splits, stock dividends or other distributions, reclassifications, recapitalizations or similar events).

      7. LOSS, ETC. OF WARRANT. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and of indemnity reasonably satisfactory to the Company, if lost, stolen or destroyed, and upon surrender and cancellation of this Warrant, if mutilated, the Company shall execute and deliver to the Holder a new Warrant of like date, tenor and denomination.

      8. WARRANT HOLDER NOT SHAREHOLDER. Except as otherwise provided herein, this Warrant does not confer upon the Holder any right to vote or to consent to or receive notice as a shareholder of the Company, as such, in respect of any matters whatsoever, or any other rights or liabilities as a shareholder, prior to the exercise hereof.

      9. INFORMATION TO HOLDER. The Company agrees that it shall deliver to the Holder promptly after their becoming available copies of all financial statements, reports and proxy statements which the Company shall have sent to its stockholders generally.

      10. NOTICES. No notice or other communication under this Warrant shall be effective unless the same is in writing and is mailed by first-class mail, postage prepaid, addressed to: the Company at 6 Southgate Drive, Nashua, New Hampshire 03062, or such other address as the Company has designated in writing to the Holder, 285 Commandants Way, Chelsea, Massachusetts 02150, or such other address as the Holder has designated in writing to the Company.

      11. HEADINGS. The headings of this Warrant have been inserted as a matter of convenience and shall not affect the construction hereof.

      12. APPLICABLE LAW. This Warrant shall be governed by and construed in accordance with the laws of the State of New Hampshire without giving effect to the principles of conflicts of thereof.

      IN WITNESS WHEREOF, OVATION PRODUCTS CORPORATION has caused this Warrant to be signed by its President and attested by its Assistant Secretary as of the 30th day of June, 2004.

ATTEST:                                 OVATION PRODUCTS CORPORATION



/s/ William Zebuhr                      By: /s/ William Lockwood
---------------------------------           ---------------------------
            Chairman                        William Lockwood, Pres. & Treasurer

                                   ASSIGNMENT

      FOR VALUE RECEIVED ____________________ hereby sells, assigns and transfers unto _____________ the foregoing Warrant and all rights evidenced thereby, and does irrevocably constitute and appoint ____________________, attorney, to transfer said Warrant on the books of Ovation Products Corporation.


Dated: ___________________              Signature: _____________________________

                                        Address: _______________________________

                                        ________________________________________

                               PARTIAL ASSIGNMENT

      FOR VALUE RECEIVED ______________________ hereby assigns and transfers unto ____________________________ the right to purchase _________ shares of
__________________ the Common Stock of covered by the foregoing Warrant, and a proportionate part of said Warrant and the rights evidenced thereby, and does irrevocably constitute and appoint _____________________, attorney, to transfer that part of said Warrant on the books of Ovation Products Corporation.

Dated: ___________________              Signature: _____________________________

                                        Address: _______________________________

                                                 _______________________________

                                SUBSCRIPTION FORM
         (To be executed upon exercise of Warrant pursuant to Section 1)

            The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant for, and to purchase thereunder, ____________________ shares of Common Stock, as provided for in Section l, and tenders herewith payment of the purchase price in full in the form of cash or a certified or official bank check in the amount of $_________________.

            Please issue a certificate or certificates for such Common Stock in the name of, and pay any cash for any fractional share to:

                                        Name: __________________________________
                                        (Please Print Name, Address and Social
                                        Security No.)

                                        Address: _______________________________

                                        ________________________________________

                                        Social Security Number _________________

                                        Signature: _____________________________

                                        NOTE: The above signature should
                                        correspond exactly with the name on the
                                        first page of this Warrant or with the
                                        name of the assignee appearing in the
                                        assignment form below.

                                        Date: __________________________________

And if said number of shares shall not be all the shares purchasable under the within Warrant, a new Warrant is to be issued in the name of said Warrant Holder for the balance remaining of the shares purchasable thereunder.